As of April 30, 2011, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

GEM Sector Leader
Mirae Asset Global Investments (USA) LLC	98.49%

China Sector Leader
Mirae Asset Securities HK Limited		98.78%

Brazil Sector Leader
Mirae Asset Securities HK Limited		99.12%

GEM Great Consumer
Mirae Asset Global Investments (USA) LLC	93.83%




As of April 30, 2011, the following
persons or entities no longer own
more than 25% of a funds voting security.


GEM Sector Leader
Mirae Asset Securities HK Limited		0.00%

Asia Sector Leader
Mirae Asset Capital Co. Limited			0.00%

Asia Sector Leader
Mirae Asset Global Investments			0.00%

China Sector Leader
Mirae Asset Global Investments Co. Limited	0.00%

China Sector Leader
Mirae Asset Global Investments			0.00%

Brazil Sector Leader
Mirae Asset Capital Co. Limited			0.00%

Brazil Sector Leader
Mirae Asset Global Investments Co. Limited	0.00%

Brazil Sector Leader
Mirae Asset Global Investments			0.00%

GEM Great Consumer
Mirae Asset Global Investments			0.00%